UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 12, 2023

Date of Report (Date of earliest event reported)

CONNEXA SPORTS TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	1-41423	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill

Baltimore, MD

21244

(Address of principal executive offices)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CNXA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on October 10, 2022, the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notified Connexa Sports Technologies Inc. (the “Company”) that the bid price of its shares of common stock had closed at less than $1 per share over the previous consecutive business days and, as a result, the company did not comply with Listing Rule 5550(a)(2) (the “Rule”) and, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until April 10, 2023, to regain compliance with the Rule.

On April 12 2023, received a letter from the Listing Qualifications Department of Nasdaq indicating that the Company did not regain compliance with the Rule prior to April 10, 2023 and, as such, this serves as an additional basis for delisting the Company’s securities from the Nasdaq Capital Market. In this connection, the Listing Qualifications Department further notified the Company that its letter is formal notification that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Capital Market.

The Company appeared at a hearing before the Panel on March 30, 2023 to address the previously disclosed non-compliance with the Nasdaq Listing Rules regarding (a) the filing of the Company’s Annual and Quarterly Reports with the Securities and Exchange Commission (the “SEC”) and (b) majority independent director, audit committee and compensation committee composition requirements. In addition, at the hearing, the Company requested an extension until October 2023 to regain compliance with the bid price rule.

On April 12, 2023, Nasdaq notified the Company that the Panel had granted the Company’s request for continued listing on the Nasdaq had been granted subject to the following:

1. On or before May 31, 2023, the Company shall file the delinquent Form 10-K for the year ended April 30, 2022, with the SEC;

2. On or before June 30, 2023, the Company shall file all delinquent Forms 10-Q with the SEC;

3. On or before July 15th, the Company will demonstrate compliance with Listing Rules 5605(b)(1), 5605(c)(2) and 5605(d)(2) (majority independent director, audit committee and compensation committee composition requirements).

Although the Company is working diligently to file its Annual and Quarterly Reports and appoint new independent members of the Board of Directors,, there can be no assurance that filings will be made or the new Board of Directors members appointed prior to the deadlines prescribed by the Panel. If the Company fails to timely regain compliance with Nasdaq’s continued listing standards, the Company’s common stock will be subject to delisting from the Nasdaq Capital Market.

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Within the next two weeks, the Company expects to receive an updated decision from the Panel as to whether the Company’s request for an extension until October 2023 to comply with the bid price rule has been granted. There can be no assurance that the Panel will grant this extension. If it does not, the Company’s common stock will be subject to delisting from the Nasdaq Capital Market.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive File, formatted in Inline XBRL

Forward Looking Statements

This current report on Form 8-K contains “forward-looking statements” (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), including statements regarding the Company’s ability to complete the filing of the Annual Report on Form 10-K for the fiscal year ended April 30, 2022 (“Fiscal Year 2022 10-K”), the Quarterly Report on Form 10-Q for the period ended July 31, 2022 (“First Quarter 10-Q”), the Quarterly Report on Form 10-Q for the period ended October 31, 2022 (“Second Quarter 10-Q”), the Quarterly Report on Form 10-Q for the period ended January 31, 2023 (“Third Quarter 10-Q”), within the period prescribed by Nasdaq. These statements are based on current expectations as of the date of this current report and involve a number of risks and uncertainties, which may cause results to differ materially from those indicated by these forward-looking statements. These risks include, without limitation, risks related to the auditor’s ability to timely complete the Fiscal Year 2022 10-K audit, and its reviews of the First Quarter 10-Q, the Second Quarter 10-Q, and the Third Quarter 10-Q. Any reader of this current report is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this current report, except as required by applicable laws or regulations.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNEXA sPORTS tECHNOLOGIES inc.

Dated: April 18, 2023	By:	/s/ Mike Ballardie
Chief Executive Officer

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